UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2012

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52213	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Wheat Lane, Wood Dale, IL	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 350-9400

Copies to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661

Tel.: (312) 902-5200

Fax: (312) 902-1061

Attn: Mark D. Wood, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01 Other Events

Employment Agreement with Eric A. Cohen

On June 6, 2012, Power Solutions International, Inc. (the “Company”) and one of its subsidiaries entered into an employment agreement (the “Employment Agreement”) with Eric A. Cohen, the Company’s Chief Operating Officer, that finalized the terms of his employment with the Company. The Employment Agreement expires on April 1, 2016; however, it automatically renews for an additional one-year period unless either the Company or Mr. Cohen notifies the other party in writing of the intention not to renew the Employment Agreement by no later than January 2, 2016. The Employment Agreement provides for (i) an annual base salary of $350,000, subject to increase from time to time, and (ii) an annual bonus of up to 100% of Mr. Cohen’s base salary, to be paid at the discretion of the Board of Directors of the Company (the “Board”).

In the event that Mr. Cohen’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) during the employment term, he will be entitled to receive, among other things, (i) continued payments of his base salary for 12 months and (ii) an amount equal to the annual bonus earned by Mr. Cohen in the prior period, pro rated for the number of calendar days of the current period during which Mr. Cohen was employed by the Company or its subsidiaries. The Employment Agreement also restricts Mr. Cohen from competing with the Company during the term of the agreement and for 18 months after termination of his employment with the Company, and restricts Mr. Cohen from soliciting the Company’s customers or employees during the term of the agreement and for 24 months after termination of his employment with the Company.

The Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Employment Agreement is qualified in its entirety by the complete text of the Employment Agreement filed herewith.

SAR Award to Eric A. Cohen under new 2012 Incentive Compensation Plan

As contemplated by the Employment Agreement, on June 6, 2012 (the “Grant Date”), the Company granted a stock appreciation right (“SAR”) to Mr. Cohen pursuant to the Company’s newly adopted 2012 Incentive Compensation Plan (the “Plan”), which has been adopted by the Board and is discussed further below. The award of the SAR was approved by the newly-formed Compensation Committee of the Board (discussed below), and the terms of the SAR are set forth in a Stock Appreciation Rights Agreement with Mr. Cohen (the “Award Agreement”), dated as of the Grant Date. The SAR provides Mr. Cohen the right to receive, upon exercise, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), based upon the appreciation in market value (determined as provided in the Award Agreement) of the shares of Common Stock covered by the SAR above a strike price of $22.07 per share. That strike price, when multiplied by the number of shares of Common Stock outstanding as of the Grant Date, results in an aggregate equity valuation of the Company of approximately $200 million. Accordingly, the SAR is designed to compensate Mr. Cohen only to the extent that the total market value of the shares of Common Stock that are currently outstanding exceeds $200 million.

The SAR covers an aggregate of 543,872 shares of Common Stock and is to be settled only in whole shares of Common Stock. It will vest and become exercisable with respect to one third of the covered shares on each of the first three anniversaries of the Grant Date. However, it will not become exercisable (and accordingly no shares of Common Stock will be issued thereunder) until the date that is the later of (a) the date the Company’s stockholders approve the 2012 Plan and (b) the last of any seven Valuation Dates (as defined in the Award Agreement) within any period of ten or fewer Valuation Dates that commence after May 30, 2012 and prior to May 30, 2022, on each of which the market value per share of Common Stock (determined as provided in the Award Agreement) is at least $22.07. The SAR expires on May 30, 2022.

As noted above, the SAR was granted to Mr. Cohen pursuant to the 2012 Plan. The Board approved and adopted the 2012 Plan on May 30, 2012, and resolved to submit the 2012 Plan for approval at the Company’s 2012 annual meeting of stockholders. Under the 2012 Plan, 830,925 shares of Common Stock that were repurchased by the Company and are currently held in treasury are available for awards pursuant to the 2012 Plan. The 2012 Plan is administered by the newly-established Compensation Committee of the Board, which consists only of independent, non-employee directors. The current members of the Compensation Committee are H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt, with Mr. Hansen serving as Chair. No shares of Common Stock may be issued, nor may any cash payments be made, under the 2012 Plan unless and until the Company’s stockholders have approved the 2012 Plan.

The 2012 Plan is a broad-based plan which allows for a variety of different types of awards, including non-qualified options, incentive stock options, SARs, restricted stock, deferred stock and performance units, to be made to the Company’s executive officers, employees, consultants and directors. A more complete description of the terms of the 2012 Plan will be contained in the Company’s proxy statement for the Company’s 2012 annual meeting of stockholders.

The SAR was granted to Mr. Cohen in a privately negotiated transaction that did not involve a general solicitation. Accordingly, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

The Award Agreement and the 2012 Plan are attached to this Current Report on Form 8-K as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing description of the SAR granted to Mr. Cohen, the Award Agreement and the 2012 Plan are qualified in their entirety by the complete text of the Award Agreement and the 2012 Plan filed herewith.

Additional Information

The Company intends to file with the SEC a proxy statement and other relevant materials in connection with the submission of the 2012 Plan for approval by the Company’s stockholders, as referenced in this Current Report on Form 8-K. Before making any voting decision with respect to the proposed transaction, the Company’s stockholders are urged to read the proxy statement when it becomes available, and as it may be amended from time to time, because it will contain important information regarding the 2012 Plan. The Company’s stockholders may obtain a free copy of the definitive proxy statement and other relevant materials (when available), and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the proxy statement, when available, will be provided free of charge by the Company to all of its stockholders. Additional requests for proxy statements and other relevant materials should be directed to Power Solutions International, Inc. – Investor Relations, 655 Wheat Lane, Wood Dale, IL 60191.

Participants in the Solicitation of Proxies

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the 2012 Plan. Any interests of the executive officers and directors of the Company in the 2012 Plan will be described in the proxy statement, when it becomes available. For additional information about the Company’s executive officers and directors, see the Company’s prospectus dated April 23, 2012, filed with the SEC on April 30, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of June 6, 2012, by and among Power Solutions International, Inc, Power Great Lakes, Inc. and Eric Cohen.

10.2	Stock Appreciation Rights Agreement, dated as of June 6, 2012, by and between Power Solutions International, Inc. and Eric Cohen.

10.3	Power Solutions International, Inc. 2012 Incentive Compensation Plan, as adopted by the Board of Directors on May 30, 2012 (subject to stockholder approval).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Solutions International, Inc.

Date: June 7, 2012	By:	/s/ Daniel P. Gorey
Name: Daniel P. Gorey
Title: Chief Financial Officer